Exhibit 16.1
March 24, 2009
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Alliance Bancshares California’s statements included under Item 4.01 of its Form 8-K filed on March 24, 2009 and we agree with such statement concerning our firm.
McGladrey and Pullen, LLP